EXHIBIT 21.1

             SUBSIDIARIES OF AMERICAN PHYSICIANS SERVICE GROUP, INC.
                              AS OF MARCH 25, 1997


Name of Subsidiary                                       State of Incorporation
-------------------                                      ----------------------
APS Communications Corporation                                    Texas

APS Facilities Management, Inc.                                   Texas

APS Financial Corporation                                         Colorado

APS Insurance Services, Inc.                                      Delaware

APS Realty, Inc.                                                  Texas

PLE Management, Inc.                                              Texas

APS Insurance Agency, Inc.                                        Texas